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                                                                     EXHIBIT 1.1
                              THE PRICE REIT, INC.

                            (a Maryland corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)


                               PURCHASE AGREEMENT
                               ------------------

                                                                January 15, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DEAN WITTER REYNOLDS INC.
SUTRO & CO. INCORPORATED
 as Representatives of the Several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters - North Tower
250 Vesey Street
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

                 The Price REIT, Inc., a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc. ("Dean Witter") and Sutro & Co. Incorporated ("Sutro"), and each of the Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Dean Witter and Sutro are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $.01 per share, of the Company ("Common Shares") set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 240,000 additional Common Shares to cover over-allotments, if any. The aforesaid 1,600,000 Common Shares described in clause (i) above (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 240,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."
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                 The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

                 A registration statement on Form S-3 (No. 333-16787) and amendment No. 1 thereto dated December 23, 1996 with respect to the Common Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act"), and the rules and regulations (the "Rules and Regulations" or the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder for the offering from time to time of the Common Shares and certain of the Company's debt and other equity securities in accordance with Rule 415 of the Rules and Regulations (the "Shelf Securities"), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and Amendment No. 1 thereto have been delivered by the Company to the Representatives. Such registration statement, as amended through the date of this Agreement, is, on the one hand, and the prospectus constituting a part thereof and each prospectus supplement relating to the offering of Common Shares to the Underwriters for use (whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations) (the "Prospectus Supplement"), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act" or the "1934 Act"), or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that the Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Shelf Securities to which it relates; and provided further, that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the prospectus on file (whether or not such revised prospectus is required to be filed by the company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                 All references in this Agreement to financial statements and schedules and other information which is "described," "disclosed," "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed





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to mean and include the filing of any document under the 1934 Act, which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet (the "Term Sheet"), taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus").

                 SECTION 1.       Representations and Warranties.

                 (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                          (i) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post- effective amendments thereto became effective, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not (taking into account any applicable prospectus supplement) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information contained in the last paragraph of the cover page of the Prospectus, the last paragraph on the inside cover page of the Prospectus and the second paragraph under the heading "Underwriting" in the Prospectus and furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus. The Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to





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                 EDGAR, except to the extent permitted by Regulation S-T
                 promulgated by the Commission ("Regulation S-T").

                          (ii) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or, in each case, any part thereof has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is contemplated by the Commission or the state securities authority of any jurisdiction and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending before or, to the knowledge of the Company, is contemplated by, the Commission or the state securities authority of any jurisdiction.

                          (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company), and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged; and the Company has no interest in any entity or person other than (i) its ownership of all of the outstanding capital stock of Price/Texas, Inc., a Texas corporation ("Price Texas"),
                 (ii) its ownership of all of the limited partnership interests in Price/Baybrook, Ltd., a Texas limited partnership, and the ownership by Price Texas of all of the general partnership interests of Price/Baybrook, Ltd., (iii) its ownership of 100% of the nonvoting preferred





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                 stock of K&F Development Company, Inc., a California
                 corporation (the "Development Company"), (iv) its 80% membership interest in Smithtown Venture Limited Liability Company, a New York limited liability company, (v) its 50% partnership interest in Centrepoint Associates, L.L.P., an Arizona limited liability partnership, (vi) its 50% general partnership interest in Hayden Plaza North Associates, an Arizona general partnership, and (vii) its 75% membership interest in Bridgewater Community Retail Center, LLC, a New Jersey limited liability company (collectively, the "Affiliates," and the Company's interests in the Affiliates are referred to herein collectively as the "Interests").

                          (v)     Each of the Affiliates has been duly
                 organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction in which its respective ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company), and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged; and none of the Affiliates, other than Price/Baybrook, Ltd., is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

                          (vi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and the Company's Interests have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances, equities or claims.

                          (vii) The unissued Common Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Prospectus; and the issuance of the Common Shares is not subject to preemptive or other similar rights.

                          (viii) This Agreement has been duly authorized, executed and delivered by the Company.





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                          (ix)    The execution, delivery and performance of
                 this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, partnership or joint venture agreement or other agreement or instrument to which the Company or any of the Affiliates is a party or by which the Company or any of the Affiliates is bound or to which any of the property or assets of the Company or any of the Affiliates is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any governing document of any of the Affiliates or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Affiliates or any of their properties or assets; and except for the registration of the Common Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or made, or as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                          (x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                          (xi) Except as described in the Prospectus, the Company has not sold or issued any Common Shares during the six- month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to that certain Purchase Agreement dated as of September 9, 1996, by and among the Company, Merrill Lynch and Sutro, employee benefit plans, qualified stock options plans, dividend reinvestment plans or other employee compensation plans.

                          (xii) The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree,





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                 otherwise than as set forth or contemplated in the Prospectus;
                 and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus.

                          (xiii) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                          (xiv) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 5(d) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations and were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectus.

                          (xv) The Company and the Affiliates have good and marketable title in fee simple to all real property and good and marketable title to all personal property identified in the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Affiliates; and all real property and buildings held under lease by the Company and the Affiliates are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Affiliates.

                          (xvi) The Company and the Affiliates carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                          (xvii)  There are no legal or governmental
                 proceedings pending to which the Company or any of the Affiliates is a party or of which any property or assets of the Company or any of the Affiliates is the subject





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                 which, if determined adversely to the Company or any of the
                 Affiliates, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company and the Affiliates; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                          (xviii)   The conditions for use of Form S-3, as set
                 forth in the General Instructions thereto, have been satisfied.

                          (xix) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                          (xx) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                          (xxi) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company.

                          (xxii) Since the date as of which information is given in the Prospectus, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any security other than shares issued pursuant to employee benefit plans, qualified stock options plans, dividend reinvestment plans or other employee compensation plans, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or
                 (iv) declared or paid any dividend on its capital stock not in the ordinary course of business.

                          (xxiii)   Neither the Company nor any of the
                 Affiliates (i) is in violation of its charter, by-laws or other organizational document, as applicable, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, partnership or joint venture agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its





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                 property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which default or violation might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company.

                          (xxiv) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of the Affiliates (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or the Affiliates in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of the Affiliates or with respect to which the Company or any of the Affiliates have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                          (xxv) Neither the Company nor any Affiliate is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                          (xxvi) The Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has at all times enabled, and its proposed method of operation will enable, the Company to meet the requirements for taxation as a real estate investment trust under the Code.

                 (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                 SECTION 2.  Sale and Delivery to Underwriters; Closing.

                 (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                 (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 240,000 Common Shares at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. Each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

                 (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071; or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 a.m. (Los Angeles time), on the third (fourth, if the pricing occurs after 4:30 p.m. Eastern Time on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than seven business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

                 In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Gibson, Dunn &





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
Crutcher LLP, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

                 Payment shall be made to the Company by wire transfer of immediately available funds or similar same day funds payable to the order of the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 a.m. (Eastern time) on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                 SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. Subject to Section 3(b), the Company will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434 of the 1933 Act in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of this Agreement.

                 (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such documents to which the Representatives or counsel for the Underwriters shall reasonably object.

                 (c) Rule 434. If the Company uses Rule 434, it will comply with the requirements of Rule 434.

                 (d) Delivery of Registration Statement. The Company will deliver to each of the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to each of the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (f) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                 (g) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to file any general consent to service of process or to subject itself to taxation. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                 (h) Rule 158. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
158) of the Registration Statement.

                 (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading "USE OF PROCEEDS."

                 (j) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                 (k) Registration on Sale of Securities. During a period of 90 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any Common Shares or any other security convertible into or exchangeable or exercisable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, except for (A) Common Shares issued pursuant to this Agreement, or (B) Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company.

                 (l) REIT Qualification. The Company has, since its formation, operated in such a manner, and will continue to operate in such a manner, as to qualify for taxation as a "real estate investment trust" under the Code.

                 (m) Action by Company Regarding Price of Securities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not
(i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, (ii) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or
(iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                 (n) Cuba Act. In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless the Underwriters from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

                 (o) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                 (p) Representations and Warranties. Prior to the Closing Time, the Company will notify the Representatives in writing immediately if (i) any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate or incomplete in any material respect or
(ii) with respect to the representations and warranties of the Company contained herein that are limited to materiality of the Company and the Affiliates considered as one enterprise, any matter or event occurs that would render such representation or warranty inaccurate or incomplete if given with respect to the Company or any Affiliate on an individual basis.

                 SECTION 4.  Payment of Expenses.

                 (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or reproduction) and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Securities to the Underwriters, (iii) the fees and other charges of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing (or reproduction) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing (or reproduction) and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fees of the National Association of Securities Dealers, Inc. ("NASD"), including the reasonable fees and other charges of counsel for the Underwriters in connection with the NASD's review of the terms of the proposed public offering of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Common Shares on the New York Stock Exchange and (ix) the fees and expenses of any transfer agent or registrar for the Securities.

                 (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and other charges of counsel for the Underwriters.

                 SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company, delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                 (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective, and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post- effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of the 1933 Act Regulations. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                 (b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received:

                          (i) The favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                                  (A)      The Company is duly qualified as a
                          foreign corporation to transact business and is in good standing in the following states: Arizona, California, Connecticut, Maryland, New York, Oklahoma, Virginia and Texas;

                                  (B)      The Affiliates are validly existing
                          and in good standing under the laws of their respective jurisdictions of organization, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged; and to the best of such counsel's knowledge, the Company owns the non-voting preferred stock of the Development Company free and clear of all liens, encumbrances, equities or claims;

                                  (C)      To the best of such counsel's
                          knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Affiliates is a party or of which any property or assets of the Company or any of the Affiliates is the subject which, if determined adversely to the Company or any of the Affiliates, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                  (D)      The Registration Statement was
                          declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                                  (E)      The Registration Statement and the
                          Prospectus and any further amendments or supplements thereto made by the Company prior to such Date of Delivery (other than the financial statements and related schedules and other financial and related statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Date of Delivery (other than the financial statements and related schedules and other financial and related statistical data included or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                                  (F)      The statements contained in the
                          Prospectus under the caption "Federal Income Tax Considerations," insofar as they describe federal statutes, rules and regulations, are correct in all material respects;

                                  (G)      To the best of such counsel's
                          knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                                  (H)      This Agreement has been duly
                          executed and delivered by the Company;

                                  (I)      The issue and sale of the Common
                          Shares being delivered on such Date of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument which is filed as an exhibit to (i) the Company's Form 10-Q for the fiscal quarter ended September 30, 1996 or (ii) the Company's Form 10-K for the year ended December 31, 1995 (other than the purchase and sale agreements listed as Exhibits 10.38, 10.39 and 10.45 to 10.49 of such Form 10-K), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or governing documents of any of the Affiliates or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Common Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or made or may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the

                          Common Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

                                  (J) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

                                  (K) The Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and its method of operation has at all times enabled, and its proposed method of operation as described in the Prospectus and as represented by management will enable, the Company to meet the requirements for taxation as a real estate investment trust under the Code.

                          (ii) The favorable opinion, dated as of the Closing Time, of Ballard Spahr Andrews & Ingersoll, counsel for the Company with respect to matters of Maryland law, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                                  (A)      The Company has been duly
                          incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all corporate power and authority to own, lease and operate its properties as described in the Prospectus, to conduct the business in which it is engaged and to perform its obligations under this Agreement;

                                  (B)      The Common Shares have been duly
                          authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the purchase price therefor, will be validly issued and fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus and will not be subject to preemptive or other similar rights arising by operation of the Maryland General Corporation Law (the "MGCL") or under the charter or bylaws of the Company or any agreement or other instrument known to such counsel;

                                  (C)      This Agreement has been duly
                          authorized by the Company;

                                  (D)      The form of certificate used to
                          evidence the Common Shares is in due and proper form and complies with all applicable statutory requirements under the laws of the State of Maryland;

                                  (E)      The Company has an authorized
                          capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non- assessable and conform in all material respects to the description thereof contained in the Prospectus and are not subject to preemptive or other similar rights arising by operation of the MGCL or under the charter or bylaws of the Company or any agreement or other instrument known to such counsel;

                                  (F)      The information in the Prospectus
                          under the caption "Description of Stock" (except for the information under the subsection thereof entitled "Restrictions on Transfer"), to the extent that it constitutes matters of Maryland law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and the information under "Description of Stock -- Restrictions on Transfer," to the extent that it constitutes a summary of the provisions of the Company's charter, has been reviewed by them and is correct in all material respects.

                          (iii) The favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request.

                          (iv) In giving their opinions required by subsections (b)(i) and (b)(iii), respectively, of this Section 5, Gibson, Dunn & Crutcher LLP and Latham & Watkins shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial and related statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial and related statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time the Prospectus was issued (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the date of such prospectus), or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving its opinion, Gibson, Dunn & Crutcher LLP and Latham & Watkins may rely as to matters of Maryland law upon the opinion of Ballard Spahr Andrews & Ingersoll, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters. Each such opinion required by subsections (b)(i) and (b)(iii) shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                 (c) Closing Matters. At the Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (ii) the representations and warranties in Section 1 hereof shall be true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (iv) no action, suit or proceedings at law or in equity shall be pending or, to the knowledge of the Company, threatened against such entity or any Affiliate before or by any court or governmental agency wherein an unfavorable decision, ruling or finding might result in any material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company other than as set forth in the Prospectus, (v) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction and (vi) the Representatives shall have received, at the Closing Time, a Certificate of the Chief Executive Officer and the chief financial or chief accounting officer of the Company, dated as of the Closing Time, stating its compliance with subparagraphs (i) through (v) of this subsection (c), and stating that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time. As used in this Section 5(c) the term "Prospectus" means the Prospectus in the form first used by the Underwriters to confirm sales of the Securities.

                 (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, pro forma financial statements and pro forma and adjusted financial statements and information of the Company and its affiliates and certain financial information contained in the Registration Statement and the Prospectus.

                 (e) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                 (f) Approval of Listing. At or prior to the Closing Time, the Securities shall have been duly listed on the New York Stock Exchange, subject only to official notice of issuance.

                 (g) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                 (h) Lock-Up Agreement. On or before the date of this Agreement, the Representatives shall have received a lock-up agreement, substantially in the form of Exhibit A hereto, signed by each of the persons listed on Schedule D hereto.

                 (i) Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                 (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct in all material respects as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                          (ii)    Opinion of Counsel for Company.  The
                 favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company,in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b)(i) and 5(b)(v) hereof.

                          (iii) Opinion of Maryland Counsel for Company. The favorable opinion of Ballard Spahr Andrews & Ingersoll, Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof.

                          (iv) Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b)(iii) and 5(b)(iv) hereof.

                          (vi) Bring-down Comfort Letter. A letter from Ernst & Young LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Paragraph shall be a date not more than five days prior to such Date of Delivery.

                 If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 hereof shall survive any such termination and remain in full effect.

                 SECTION 6.  Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, if (subject to Section 6(d) below) such settlement is effected with the written consent of the Company; and

                          (iii) against any and all expense whatsoever (including, the fees and charges of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under subsection (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information contained in the last paragraph on the front cover page, the last paragraph on the inside front cover page and the second paragraph in the section of the Prospectus under the heading "UNDERWRITING" and furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); and provided further, that this indemnity agreement with respect to any preliminary prospectus supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have completely corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Company's directors, each of the officers of the Company who signed the

Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information contained in the last paragraph on the front cover page, the last paragraph on the inside front cover page and the second paragraph in the section of the Prospectus under the heading "UNDERWRITING" and furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                 SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient (other than by reason of the indemnified party not being entitled to indemnification in accordance with the specific terms of Section 6 hereof) to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                 The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                 The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                 Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discount received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

                 SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                 SECTION 9.  Termination of Agreement.

                 (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business affairs or business prospects of the Company, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares has been suspended by the Commission or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York authorities.

                 (b)      If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

                 SECTION 10. Default by One or more of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriter shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, or in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

                 SECTION 11. Default by the Company. If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

                 SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to the Underwriters at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Equity Capital Markets; notices to the Company shall be directed to it at 145 South Fairfax Avenue, 4th Floor, Los Angeles, California 90036, attention of Joseph K. Kornwasser.

                 SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                 SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                           Very truly yours,

                                           THE PRICE REIT, INC.


                                           By   /s/ JOSEPH K. KORNWASSER
                                                ------------------------------
                                                Joseph K. Kornwasser,
                                                President and Chief
                                                Executive Officer

  CONFIRMED AND ACCEPTED,
  as of the date first above written:


  MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
  DEAN WITTER REYNOLDS INC.
  SUTRO & CO. INCORPORATED

  By: Merrill Lynch, Pierce, Fenner & Smith
         Incorporated


  By   /s/  S. TODD CANTY
    ------------------------------------------
     Name:  S. Todd Canty
     Title: Vice President

  For themselves and as Representatives of the other
  Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                                NUMBER
                                                                                                  OF
         NAME OF UNDERWRITER                                                                  SECURITIES
         -------------------                                                                  ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . . . . . . . . .           397,918
Dean Witter Reynolds Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           397,916
Sutro & Co. Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           397,916
Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . .            50,000
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            50,000
PaineWebber Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            50,000
Prudential Securities Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . .            50,000
Salomon Brothers Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            50,000
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            50,000
Crowell, Weedon & Co. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21,250
Jefferies & Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21,250
The Seidler Companies Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . .            21,250
Tucker Anthony Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21,250
Wedbush Morgan Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21,250
                                                                                              ---------
         TOTAL                                                                                1,600,000





                                  Schedule A-1

                                   SCHEDULE B


                               Number of Initial                   Number of Option
                             Securities to Be Sold              Securities to Be Sold
                                by the Company                      by the Company
                             ---------------------              ---------------------
                                   1,600,000                            240,000





                                  Schedule B-1

                                   SCHEDULE C

                                1,600,000 Shares

                              THE PRICE REIT, INC.

                            (a Maryland corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)



                 1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $37.625.

                 2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $35.65, being an amount equal to the initial public offering price set forth above less $1.975 per share; provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.





                                  Schedule C-1

                                   SCHEDULE D


Raymond E. Peet
Joseph K. Kornwasser
George M. Jezek
Thomas Scheers
Roy P. Drachman
William D. Jones
Walter Weisman
Keene Wolcott





                                  Schedule D-1

                                                                       EXHIBIT A

                               _________ __, 1996




MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
DEAN WITTER REYNOLDS INC.
SUTRO & CO. INCORPORATED
 as Representatives of the Several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters - North Tower
250 Vesey Street
World Financial Center
New York, New York  10281-1209

                 Re:  Proposed Public Offering by The Price REIT, Inc.
                      ------------------------------------------------

Dear Ladies and Gentleman:

                 The undersigned, a stockholder [and an officer and/or director] of The Price REIT, Inc., a Maryland corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Dean Witter Reynolds Inc. and Sutro & Co. Incorporated propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge (other than a pledge to a lending institution as collateral or security for a bona fide loan), sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any security convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or
(ii) enter into any swap or any other

                                                                       EXHIBIT A

agreement or any transaction that transfers in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                        Very truly yours,



                                        Signature:   ___________________________

                                        Print Name:  ___________________________